Exhibit 99.1

TIPTREE ANNOUNCES SECOND QUARTER 2026 RESULTS AND ACQUISITION OF UNIVERSAL SHIELD INSURANCE GROUP

Greenwich, Connecticut – July 29, 2026– Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and six months ended June 30, 2026, and, separately, that it has entered into a definitive agreement to acquire Universal Shield Insurance Group ("USIG"), a specialty property & casualty insurer operating in both admitted and excess & surplus ("E&S") markets.

The acquisition continues Tiptree's focus on specialty P&C insurance as a core foundation to its strategy. USIG brings proven underwriting capabilities in attractive markets and a leadership team with a strong track record of disciplined growth. Combined with Tiptree's history of building businesses, the Company believes the combined platform is well positioned to create value through organic expansion and acquisition opportunities.

Second Quarter 2026 Highlights

•
Completed the sale of Fortegra on May 29, 2026, for $1.65 billion of total consideration, generating $1.12 billion of gross proceeds to Tiptree and an after-tax gain on the sale of $372.2 million.
•
Completed the sale of Reliance on May 1, 2026, for $49.7 million in cash.
•
As of June 30, 2026, Tiptree's book value increased to $907 million, or $24.34 per share ($23.86 per diluted share).
•
Entered into a definitive agreement to acquire Universal Shield Insurance Group for cash consideration of $100 million, re-establishing Tiptree's specialty insurance footprint and redeploying capital generated by Fortegra sale into a scalable specialty P&C platform.
•
Repurchased $10.3 million of common stock during the first half of 2026 at an average price of $16.80 per share.
•
Declared a dividend of $0.06 per share to stockholders of record on August 17, 2026 with a payment date of August 24, 2026.

($ in thousands, except per share information)	Three Months Ended June 30,		Six Months Ended June 30,
GAAP:	2026	2025	2026	2025
Total revenues	$—	$92	$—	$482
Total expenses	$9,051	$11,962	$18,048	$24,934
Income (loss) before taxes	$(5,134)	$(12,459)	$(13,426)	$(23,765)
Net income (loss) from continuing operations	$(6,449)	$(10,445)	$(13,588)	$(20,146)
Net income (loss) from discontinued operations	$395,682	$29,405	$417,067	$44,741
Diluted earnings per share	$10.30	$0.39	$10.64	$0.55
Cash dividends paid per common share	$0.06	$0.06	$0.12	$0.12

Non-GAAP(1):
Book value per share	$24.34	$13.33	$24.34	$13.33

(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

Acquisition of Universal Shield Insurance Group

Transaction Details

•
Tiptree will acquire 100% of USIG for cash consideration of $100 million, adjusted for certain closing costs.
•
Tiptree will contribute additional capital to accelerate growth and capacity.

•
Subject to certain regulatory approvals and other customary closing conditions, the transaction is estimated to close in the first quarter of 2027.

Strategic Rationale

•
Re-establishes Specialty Insurance Footprint – USIG brings proven underwriting capabilities across E&S and admitted commercial lines and is licensed in 49 states.
•
Experienced Management Team – For over 40 years, Chris Timm has held senior leadership positions in the insurance industry. In building USIG, he has assembled a highly experienced team, several of whom have worked together at previous companies.
•
Scalable Platform – An expanding wholesale distribution network and growing product portfolio provide a strong foundation for organic growth.
•
Proprietary technology – USIG's proprietary technology platform supports data-driven digital underwriting, operational efficiency, and faster product development to drive innovation.

Michael Barnes, Chairman and CEO of Tiptree, said:
“USIG provides Tiptree with a new foundation in the specialty insurance sector and a clear path for scalable growth. Chris Timm and his team have built an impressive platform and bring a proven track record rooted in a culture of strong underwriting and disciplined risk management. Together with Tiptree's long-term capital, we see a significant opportunity to build a leading specialty insurance business over time.”

Chris Timm, Chief Executive Officer of USIG, added:
“Joining Tiptree provides us with support and strategic resources to expand our underwriting capabilities and distribution footprint. We are excited to partner with a team that shares our commitment to disciplined growth and underwriting excellence.”

Raymond James & Associates and Squire Patton Boggs LLP are serving as financial advisor and legal advisor, respectively, to USIG. Fenchurch Advisory Partners US LP and Sidley Austin LLP are serving as financial advisor and legal advisor, respectively, to Tiptree.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) is a specialty insurance holding company dedicated to creating long-term value for shareholders. The Company owns and operates specialty insurance businesses and allocates capital across opportunities that it believes offer attractive risk-adjusted returns. Tiptree's strategy is centered on partnering with strong management teams, maintaining disciplined underwriting and investment standards, and leveraging a flexible capital base to support long-term growth. Founded in 2007, Tiptree's objective is to compound capital through the ownership of high-quality businesses and investments over time. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

About Universal Shield Insurance Group

Universal Shield Insurance Group (“USIG”) is a specialty insurer operating across both admitted and excess & surplus (“E&S”) markets within targeted property, casualty, and surety lines. The company combines disciplined underwriting, advanced analytics, and modern technology with deep niche expertise to deliver differentiated insurance solutions across the United States. Through its insurance subsidiaries, USIG focuses on specialized and underserved risks where underwriting insight and responsive service drive superior outcomes. USIG is headquartered in Dublin, Ohio, and its insurance subsidiaries are rated A- (Excellent) by AM Best. For more information, visit universalshield.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.

Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)

	As of
	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$946,933	$30,784
Marketable securities	158,233	21,701
Other current assets	8,099	2,361
Total current assets	1,113,265	54,846
Right of use asset	7,389	8,301
Property, plant and equipment, net	5,544	6,262
Deferred tax assets	6,630	—
Other assets	1,289	2,269
Assets held for sale (1)	—	6,768,387
Total assets	$1,134,117	$6,840,065
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Short-term debt, net	$—	$8,138
Current tax payable	204,760	—
Other current liabilities	14,607	20,964
Total current liabilities	219,367	29,102
Long-term debt, net	—	63,948
Long-term lease obligations	7,627	8,654
Deferred tax liabilities	—	80,390
Liabilities held for sale (1)	—	5,905,572
Total liabilities	$226,994	$6,087,666
Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 37,266,005 and 37,824,472 shares issued and outstanding, respectively	37	38
Additional paid-in capital	386,557	394,435
Accumulated other comprehensive income (loss), net of tax	5	(7,496)
Retained earnings	520,524	121,574
Total Tiptree Inc. stockholders’ equity	907,123	508,551
Non-controlling interests:
Fortegra preferred interests	—	77,679
Common interests	—	166,169
Total non-controlling interests	—	243,848
Total stockholders’ equity	907,123	752,399
Total liabilities and stockholders’ equity	$1,134,117	$6,840,065
(1)
See Note (3) Dispositions & Discontinued Operations for further details, as disclosed in Tiptree's 10-Q filing for the period ended June 30, 2026.

Tiptree Inc.

Condensed Consolidated Statements of Operations (Unaudited)

($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Other revenue	$—	$92	$—	$482
Total revenues	—	92	—	482
Expenses:
Employee compensation and benefits	6,502	6,985	13,264	16,318
Depreciation and amortization	362	361	718	718
Other expenses	2,187	4,616	4,066	7,898
Total expenses	9,051	11,962	18,048	24,934
Operating income (loss) before taxes	(9,051)	(11,870)	(18,048)	(24,452)
Non operating income:
Net realized and unrealized gains (losses)	—	(1,454)	(261)	(714)
Other income	3,917	865	4,883	1,401
Income (loss) before taxes	(5,134)	(12,459)	(13,426)	(23,765)
Less: provision (benefit) for income taxes	1,315	(2,014)	162	(3,619)
Net income (loss) from continuing operations	(6,449)	(10,445)	(13,588)	(20,146)
Discontinued operations:(1)
Income (loss) from discontinued operations(1)	395,682	29,405	417,067	44,741
Net income (loss) attributable to common stockholders	$389,233	$18,960	$403,479	$24,595

Net income (loss) from continuing operations per common share:
Basic earnings per share	$(0.17)	$(0.28)	$(0.36)	$(0.54)
Diluted earnings per share	$(0.17)	$(0.28)	$(0.36)	$(0.54)

Net income (loss) from discontinued operations per common share:
Basic earnings per share	$10.55	$0.78	$11.08	$1.20
Diluted earnings per share	$10.47	$0.67	$11.00	$1.09

Net income (loss) per common share:
Basic earnings per share	$10.38	$0.50	$10.72	$0.66
Diluted earnings per share	$10.30	$0.39	$10.64	$0.55

Weighted average number of common shares:
Basic	37,501,135	37,496,875	37,644,493	37,422,957
Diluted	37,501,135	37,496,875	37,644,493	37,422,957

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12
(1)
See Note (3) Dispositions & Discontinued Operations for further details, as disclosed in Tiptree's 10-Q filing for the period ended June 30, 2026.

Tiptree Inc.

Non-GAAP Financial Measures — Book Value per share

Book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

(in thousands, except per share information)	As of June 30,
	2026	2025
Total stockholders’ equity	$907,123	$723,368
Less: Non-controlling interests	-	223,530
Total stockholders’ equity, net of non-controlling interests	907,123	499,838

Total common shares outstanding	37,266	37,497

Book value per share	$24.34	$13.33